UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2020 (March 31, 2020)

SL GREEN REALTY CORP.
(Exact name of registrant as specified in its charter)

Maryland
(State of Incorporation)

1-13199	13-3956775
(Commission File Number)	(I.R.S. employer identification number)

420 Lexington Avenue		10170
New York,	New York	(Zip Code)
(Address of principal executive offices)

(212) 594-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     [☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 8.01.    Other Events.

SL Green Realty Corp. (the “Company” or “SL Green”) has made the statement set forth below.
On March 31, 2020, the Company closed on the previously announced sale of 315 West 33rd Street, known as The Olivia, and an adjacent, undeveloped parcel of land for a gross valuation of $446.5 million, or approximately $906 square foot, to an affiliate of Brookfield Asset Management. The transaction included a $100 million preferred equity investment by the Company, which was a part of the original contract terms, and generated net cash proceeds to the Company of $95.7 million.
Item 9.01.    Financial Statements and Exhibits
(d)     Exhibits
104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.
/s/ Andrew S. Levine
Andrew S. Levine
Executive Vice President, Chief Legal Officer and General Counsel

Date: March 31, 2020